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                                                                    EXHIBIT 23.2


                    SUNRISE TECHNOLOGIES INTERNATIONAL, INC.

           CONSENT OF ERNST & YOUNG LLP, FORMER INDEPENDENT AUDITORS


     We consent to the incorporation by reference in Registration Statement (Form S-8, No. 333-73211), Registration Statement (Form S-3, No. 333-72829), Registration Statement (Form S-2, No. 333-64975) and Registration Statement (Form S-2, No. 333-35045) of our report dated March 10, 1997 with respect to the consolidated financial statements and schedule of Sunrise Technologies International, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1996.

                                       /s/ ERNST & YOUNG LLP


Palo Alto, California
June 1, 1999